EXHIBIT 32.1

Section 1350
Certificate of Chief Executive Officer

                In connection with the Quarterly Report of Summus, Inc. (USA)  (the “Company”) on Form 10-Q for the Quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary E. Ban, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

                2. The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: August 12, 2004	/s/ Gary E. Ban Gary E. Ban Chief Executive Officer